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                                                            Exhibit 10.12
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                             EMPLOYMENT AGREEMENT
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  This Employment Agreement (this "Agreement") is effective November 30, 1997
(the "Effective Date"), by and between First American Bank, an Alabama banking corporation ("Bank"), and Alabama National BanCorporation, a Delaware corporation ("ANB"; hereinafter together with the Bank collectively referred to as "Employer"); and Dan M. David ("Executive").

                                 Recitals
                                 --------

  WHEREAS, the Bank is a wholly-owned subsidiary of First American Bancorp ("FAB");

  WHEREAS, pursuant to that certain Agreement and Plan of Merger dated July 24, 1997 between FAB and ANB (the "Merger Agreement"), the parties have agreed that FAB shall merge with and into ANB, and the Bank shall become a wholly-owned subsidiary of ANB; and

  WHEREAS, Executive has been and continues to serve as the Chairman and Chief Executive Officer of the Bank and, as a condition to the consummation of the transactions provided for in the Merger Agreement, Executive and Employer have agreed to enter into this Agreement;

                                 Agreement
                                 ---------

  NOW THEREFORE, in consideration of the mutual recitals and covenants contained herein, the parties hereby agree as follows:

  1.  EMPLOYMENT.  Employer agrees to employ Executive and Executive agrees to
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be employed by Employer, subject to the terms and provisions of this Agreement.

  2.  TERM.  The employment of Executive by Employer as provided in Section 1
      ----
will be for a period of five (5) years commencing on the Effective Date, unless earlier terminated in accordance with the provisions of Section 9 hereof; provided, however, that the obligations and rights set forth in Sections 7, 8 and 9 hereof shall survive termination of this Agreement (except, under certain specified circumstances set forth in Section 9 (e) hereof, the obligations and rights set forth in Section 8 shall expire upon termination).

  3.  DUTIES; EXTENT OF SERVICES.  Executive shall perform for Employer all
      --------------------------
duties incident to the position of Chairman and Chief Executive Officer of the Bank, under the direction of the board of directors of Bank or its designee. At the next meeting of the board of directors of ANB immediately subsequent to the Effective Time of the Merger, Executive shall be elected to serve as its Vice-Chairman, and thereafter for the remaining term of this

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Agreement, at each annual meeting of the ANB Board, he shall be nominated to serve as its Vice-Chairman. In addition, Executive shall engage in such other services for Bank or its affiliated companies as Employer from time to time shall direct. The precise services of Executive and the title of Executive's position may be extended, curtailed or modified by Employer from time to time without affecting the enforceability of the terms of this Agreement. Executive shall use his best efforts in, and devote his entire time, attention, and energy, to Employer's business and, except as previously disclosed to Employer, shall not during the term hereof serve as an officer or director of any business enterprise other than the Bank, ANB or an Affiliate thereof. Nothing contained herein is intended to prohibit Executive from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities and other permitted activities as long as such activities do not interfere with his duties and obligations under this Agreement.

  4.  COMPENSATION.
      ------------

  (a) During the term of this Agreement, Executive's total annual cash compensation shall be an amount not less than One Hundred Eighty-Six Thousand Dollars ($186,000). During the term of this Agreement, Executive may also receive other cash or non-cash compensation (including without limitation merit increases or participation in any incentive compensation plans adopted by Employer) as may be granted by ANB's Board of Directors, in its sole discretion.

  (b) Bank shall continue to provide Executive with an automobile owned or leased by Bank, which automobile shall be comparable to the present automobile provided by Bank to Executive.

  (c) Executive shall be entitled to vacation days, paid holidays and sick days as provided in Bank's Personnel Policy.

  (d) Currently, Bank maintains a term life insurance policy (the "Policy") on Executive with a face value of $1,000,000. During the term of this Agreement, Employer shall continue in force for Executive's benefit the Policy.

  5.  COMPLIANCE WITH RULES AND POLICIES.  Executive shall comply with all of
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the rules, regulations, and policies of Employer now or hereinafter in effect.
He shall promptly and faithfully do and perform any and all other duties and responsibilities which he may, from time to time, be directed to do by the board of directors of Bank or the board of directors of ANB or their respective designee.

  6.  REPRESENTATION OF EXECUTIVE.  Except as previously disclosed to Employer,
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Executive represents to Employer that he is not subject to any rule, regulation or agreement, including without limitation, any noncompete agreement, that purports to, or which reasonably could, be expected to limit, restrict or interfere with Executive's ability to engage in the activities provided for in this Agreement.

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  7.  DISCLOSURE OF INFORMATION.  Executive acknowledges that any documents and
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information, whether written or not, that comes into Executive's possession or knowledge during Executive's course of employment with Employer which is not or has not become part of the public domain, including, without limitation the financial and business conditions, goals and operations of customers of Bank, ANB or any of their respective affiliates or subsidiaries as the same may exist from time to time (collectively, "Confidential Information"), are valuable, special and unique assets of Employer's business. Executive will not, during or after the term of this Agreement, (i) disclose any written Confidential Information to any person, firm, corporation, association, or other entity not employed by or affiliated with Employer for any reason or purpose whatsoever, or
(ii) use any written Confidential Information for any reason other than to further the business of Employer. Executive agrees to return any written Confidential Information, and all copies thereof, upon the termination of Executive's employment (whether hereunder or otherwise). In the event of a breach or threatened breach by Executive of the provisions of this Section 7, in addition to all other remedies available to Employer, Employer shall be entitled to an injunction restraining Executive from disclosing any written Confidential Information or from rendering any services to any person, firm, corporation, association or other entity to whom any written Confidential Information has been disclosed or is threatened to be disclosed. Executive further agrees that he will not divulge to any person, firm, corporation, association, or other entity not employed by or affiliated with Employer, any of Employer's business methods, sales, services, or techniques, regardless of whether the same is written or not.

  8.  COMPETITION.
      -----------

  (a) Except as specifically provided otherwise in this Agreement, during the period of his employment by Employer and for a period of two (2) years after such employment (whether such employment shall have ended by reason of the expiration or termination of this Agreement or otherwise), Executive will not, individually or as an employee, agent, officer, director or shareholder of or otherwise through any corporation or other business organization, directly or indirectly, (i) carry on or engage in a similar business or solicit or do similar business with any customer of Bank or ANB or any of their respective subsidiaries or affiliates in any territory in which Bank or ANB or any of their respective subsidiaries or affiliates is conducting business; or (ii) solicit any employee of Bank or ANB or any of their subsidiaries or affiliates to leave his or her employment with Bank or ANB or any of their subsidiaries or affiliates for any reason without the prior written consent of Employer; provided, however, notwithstanding anything to the contrary contained herein, if
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Executive's employment by Employer is terminated for any reason, this covenant not to compete is not intended to prohibit Executive from serving as an employee/officer of certain small loan finance companies in which Executive currently maintains an ownership interest or any similar companies in which he may in the future purchase an ownership interest, as long as such small loan
                                                  -- ---- --
finance or similar companies are not otherwise engaged in the business of banking.

  (b) Executive represents that his experience and capabilities are such that the provisions of this Section 8 will not prevent him from earning a livelihood.

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  (c)  If Executive violates the provisions of Section 8(a) above, the period during which the covenants set forth therein shall apply shall be extended one
(1) day for each day in which a violation of such covenants occurs; and if suit be brought to enforce such covenants and one or more violations by Executive be established, then Employer and Bank shall be entitled to an injunction restraining Executive from further violations for a period of two (2) years from the date of the final decree, less only such number of days that Executive shall have not violated such covenants. The purpose of this provision is to prevent Executive from profiting from his own wrong if he violates such covenants.

  9.  TERMINATION.
      -----------

  (a) Employer shall be obligated to comply with all provisions of this Agreement and may terminate Executive only For Cause. "For Cause" shall mean (i) abuse of or addiction to intoxicating drugs (including alcohol); (ii) any act on the part of Executive which constitutes fraud, willful malfeasance of duty or conduct grossly inappropriate to Executive's office and is demonstrably likely to lead to material injury to Bank, ANB or a successor or affiliate of Bank or ANB; (iii) a felony conviction of Executive; or (iv) the suspension or removal of Executive by federal or state banking regulatory authorities; provided, that "For Cause" shall not include Executive's medical disability. In addition, the services of Executive and the obligations of Employer under this Agreement may be terminated For Cause by Employer due to the death of Executive.

  (b) If Employer terminates Executive's employment hereunder "For Cause" prior to November 30, 2002, all rights and obligations specified in Section 8 shall survive any such termination and Executive shall not be entitled to any further compensation from Employer.

  (c) If for any reason during the term of this Agreement Executive desires to cease working for Employer, Executive shall notify Employer of such desire and Employer may choose, in its sole discretion, one of the following alternatives:

       (i) (A) the employment relationship between Employer and Executive shall immediately terminate, (B) all rights and obligations specified in Section 8 shall survive any such termination and (C) Executive shall not be entitled to any further compensation from Employer.

       (ii) (A) the employment relationship between Employer and Executive shall continue for the term of this Agreement, (B) Executive shall continue to receive the minimum cash compensation provided for in Section 4(a), (C) Employer shall continue to maintain the Policy described in Section 4(d) and health insurance comparable to that maintained by Employer on behalf of Executive prior to such termination through the fifth anniversary of this Agreement and (D) all rights and obligations specified in Section 8 shall survive any such termination, which for purposes hereof shall mean that the noncompete covenant provided for therein shall continue through the seventh anniversary of the date of this Agreement.

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  (d)  If Employer terminates Executive other than "For Cause", (i) Executive shall continue to receive the minimum cash compensation provided for in Section 4(a), (ii) Employer shall continue to maintain the Policy described in Section 4(d) and health insurance comparable to that maintained by Employer on behalf of Executive prior to such termination through the fifth anniversary of this Agreement, and (iii) all rights and obligations specified in Section 8 shall survive any such termination, which for purposes hereof shall mean that the noncompete covenant provided for therein shall continue through the seventh anniversary of the date of this Agreement.

  (e) Notwithstanding anything to the contrary contained herein, upon the occurrence of a "Change in Control", all rights and obligations specified in
Section 8 (but not Section 4) shall terminate immediately. For purposes of this
Section 9(e), "Change of Control" shall mean the occurrence during the term of this Agreement of any of the following events: (i) a merger, consolidation or other corporate reorganization of ANB in which ANB does not survive; (i) a merger, consolidation or other corporate reorganization of the Bank, in which the Bank does not survive, excluding any such merger, consolidation or reorganization involving the Bank in which ANB remains the ultimate parent of the resulting entity; (iii) the acquisition of beneficial ownership by one person or a related group of persons of greater than fifty percent (50%) of the outstanding voting stock or assets of ANB, excluding the existing related group of stockholders that includes certain of ANB's current officers and directors and the one family that on the date hereof owns greater than 10% of the voting stock; or (iv) individuals who currently constitute the directors of ANB, or who become directors of ANB upon nomination or election by the directors of ANB, other than through an actual or threatened stockholder election contest, cease for any reason to constitute a majority of the directors of ANB.

  (f) Notwithstanding anything to the contrary contained herein, the noncompete covenant contained in Section 8 hereof shall not extend beyond the seventh anniversary of the execution of this Agreement.

  (g) The provisions of Section 7 shall survive regardless of any termination of Executive's employment hereunder, whether voluntary or involuntary.

  10.  NOTICE.  For the purposes of this Agreement, notices and demands shall be
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deemed given when mailed by United States mail, addressed in the case of Bank to
First American Bank, 251 Johnston Street S.E., Post Office 2203, Decatur,
Alabama 35609-2203, Attention: Chairman of the Board of Directors, with a copy to ANB at Alabama National BanCorporation, 1927 First Avenue North, Birmingham, Alabama 35203, Attention: Chief Executive Officer; or in the case of Executive, to 251 Johnston Street, S.E., Decatur, Alabama 35609-2203.

  11.  MISCELLANEOUS.  No provision of this Agreement may be modified, waived or
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discharged unless such modification, waiver or discharge is agreed to in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws

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of the State of Alabama. This Agreement supersedes and cancels any prior employment agreement or understanding entered into between Executive and Bank or Executive and FAB.

  12.  VALIDITY.  The invalidity of any provision or provisions of this
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Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

  13.  DEFAULT.
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    (a)  If Executive breaches or violates any of the covenants, conditions, or terms of this Agreement on his part to be performed, Employer shall have the right, without notice to Executive, to obtain a writ of injunction against him restraining him from violating any such covenant, condition, or term, such notice being hereby expressly waived by Executive.

    (b) Additionally, in the event of any conduct by Executive violating any provision of this Agreement, Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for such conduct, to enforce specific performance of such provision or to obtain any other relief or any combination of the foregoing that Employer may elect to pursue.

  14.  PARTIES.  This Agreement shall be binding upon and shall inure to the
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benefit of any successors or assigns to Bank or ANB.  Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or any portion hereof.

  15.  DEFINITIONS.  Any capitalized terms not otherwise defined herein shall
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have the meanings ascribed to them in the Merger Agreement.

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  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by
Executive and by a duly authorized officer of each of Bank and ANB as of the date first above written.


Witnesses:                        "EXECUTIVE":



/s/ James R. Thompson, III        /s/ Dan M. David
--------------------------        ----------------
                                  Dan M. David

/s/ Alfred E. Cheatham, Jr.
---------------------------


                                  "BANK":


Attest:                           First American Bank



By: /s/ Jon H. Moores             By: /s/ Dan M. David
    -----------------                 ----------------

 Its: Secretary                    Its: Chairman of the Board of Directors


[Corporate Seal]


                                  "ANB":


Attest:                           Alabama National BanCorporation



By: /s/ Kimberly Moore            By: /s/ John H. Holcomb, III
    ------------------                ------------------------

 Its: Secretary                   Its: Chief Executive Officer


[Corporate Seal]

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